CORRECTED

                           THIRD AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 RANCH *1, INC.


     The Third Amended and Restated Certificate of Incorporation of Ranch *1, Inc. was erroneously filed and is an inaccurate record of the corporate action. An administrative error was made by filing the wrong version of the instrument. The corrected instrument of the Third Amended and Restated Certificate of Incorporation of Ranch *1, Inc. is as follows:

     "Sebastian  Rametta,  President of Ranch *1, Inc.  (hereinafter  called the
"Corporation"),   a  corporation   organized  and  existing  under  the  General
Corporation Law of the State of Delaware, does hereby certify that:

     The Corporation's original Certificate of Incorporation (under the name Franchise Concepts Group, Inc.) was filed with the Secretary of State of the State of Delaware on June 12, 1996.

     The Corporation's Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 11, 1997.

     The Corporation's Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on February 26, 1998.

     An Amendment to the Corporation's Second Amended and Restated Certificate of Incorporation, changing the name of the Corporation to Ranch *1, Inc., was filed with the Secretary of State of Delaware on August 20, 1999.

     This Third Amended and Restated Certificate of Incorporation restates, integrates and amends the Second Amended and Restated Certificate of Incorporation, as amended, and has been duly adopted in accordance with Section 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     The text of the Certificate of Incorporation of the Corporation in hereby amended and restated to read in its entirety as follows:

     FIRST: The name of the Corporation is Ranch *1, Inc.

     SECOND: The address, including street, number, city and country, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle (zip code 19085-1297); and the name of the registered agent of the Corporation at such address is Corporation Service Corporation.


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     THIRD:  The nature of the business and of the purposes to be conducted  and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:  The total  number of shares of stock which the  Corporation  shall
have   authority  to  issue  is  Thirty  Two  Million  Eight  Hundred   Thousand
(32,800,000) shares of capital stock, of which

     (a) Twenty Five Million (25,000,000) shares shall be designated as Common Stock, having a par value of $.001 per share (the "Common Stock")

     (b) Five Million (5,000,000) shares shall be designated as preferred stock, par value $.001 per share (the "Preferred Stock"), each of such shares of Preferred Stock to be issued (i) in such series and with such designations, powers, preferences, rights, and such other qualifications, limitations or restrictions thereon as the Board of Directors of the Corporation may, from time to time, fix by resolution or resolutions which are permitted by Section 151 of the Delaware General Corporation Law for any such series of Preferred Stock, and
(ii) in such number of shares in each series as the Board of Directors shall from time to time, by resolution or resolutions, fix; provided, that the aggregate number of all shares of such Preferred Stock issued by the Board of Directors of the Corporation does not exceed the maximum number of shares of Preferred Stock authorized by this Section (b) of this Article FOURTH; and

     (c) Two Million Eight Hundred Thousand (2,800,000) shares shall be designated as Series A Convertible Preferred Stock having par value of $.001 per share ("Series A Convertible Preferred Stock").

     The  following  is a statement  of the  designations,  preferences,  voting powers, qualifications, limitations, restrictions, and the relative participating, optional or other special rights of the Common Stock and the Series A Convertible Preferred Stock, respectively.

                                  COMMON STOCK

     1. Dividends. Subject to the preferences and other rights of the Series A Convertible Preferred Stock and other Preferred Stock hereafter issued, the holders of record of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor.

     2. Liquidation. In the event of any liquidation, dissolution of winding up of the affairs of the Corporation, voluntary or involuntary, the holders of shares of Common Stock shall be entitled to share ratably in all assets of the Corporation remaining after payment to the holders of the Series A Convertible Preferred Stock and other Preferred Stock which may hereafter be issued of the amounts to which they are entitled under the provisions of this Article.

     3. Voting Rights. Each holder of shares of Common Stock shall be entitled to one vote for each such share held by such holder, on each matter submitted to a vote of the stockholders of the Corporation.

     The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

                      SERIES A CONVERTIBLE PREFERRED STOCK

     1. Voting.

     (a) General. Except as may be otherwise provided in these terms of the series A Convertible Preferred Stock, in the Certificate of Incorporation of the Corporation or by law, the Series A Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series A Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Preferred Stock is then convertible.

     (b) Board Size. For so long as any of the Purchasers (as defined in Section 8(a) below) continue to hold at least 50% of the shares of Series A Convertible Preferred Stock issued to it pursuant to the Purchase Agreement and all Purchasers continue to hold, in the aggregate, at least fourteen percent (14%) of all shares of Series A Convertible Preferred Stock issued pursuant to the Purchase Agreement (as defined in Section 8(a) below), the Corporation shall not, without the written consent or affirmative vote of the holders of at least sixty percent (60%) in interest of the then outstanding shares of Series A Convertible Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, increase the maximum number of directors constituting the Board of Directors to a number in excess of eight (8).

     (c) Board Seats. For so long as the Purchasers continue to hold an aggregate of at least 50% of the shares of Series A Convertible Preferred Stock issued pursuant to the Purchase Agreement (as defined in Section 8(a) below), the holders of the Series A Convertible Preferred Stock, voting as a separate series, shall be entitled to elect two (2) directors of the Corporation; provided, however, that at any time when the Purchasers hold less than fifty percent (50%), but at least fourteen percent (14%) of the shares of Series A Convertible Preferred Stock issued pursuant to the Purchase Agreement, the holders of the Series A Convertible Preferred Stock, voting as a separate series, shall be certified to elect one (1) director of the Corporation. Any meeting (or in a written (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of at least sixty percent (60%) in interest of the then outstanding shares of Series A Convertible Preferred Stock shall constitute a quorum of the Series A Convertible Preferred Stock for the election of directors to be elected solely by the holders of the Series A Convertible Preferred Stock. A vacancy in any directorship elected by the holders of the Series A Convertible Preferred Stock shall be filled only by vote or written consent of the holders of at least sixty percent (60%) in interest of the then outstanding shares of Series A Convertible Preferred Stock.


     2. Dividends.

     (a) The holders of the Series A Convertible Preferred Stock shall be entitled to receive "Accruing Dividends" (as defined below) in accordance with the provisions of Section 2(b) hereof. No dividends may be paid on any shares of Series A Convertible Preferred Stock, unless and until all declared but unpaid dividends on the issued and outstanding shares of 8% Series C convertible preferred stock of the Corporation (the "Series C Preferred Stock"), which ranks senior in priority with respect to dividends and/or liquidation to the Series A Convertible Preferred Stock (the "Senior Securities"), shall have been paid in full. No dividends may be paid on any shares of the Corporation's 8% Series B convertible preferred stock (the "Series B Preferred Stock"), or any other class or series of capital stock ranking junior in priority with respect to dividends and/or liquidation to the Series A Convertible Preferred Stock, unless and until all declared but unpaid dividends on the Series A Convertible Preferred Stock have been paid in full, including, without limitation, the dividend set forth above.

     (b) Accruing Dividends. From and after the dates of issuance of any shares of Series A Convertible Preferred Stock but only until and through February 26, 2003, the holders of such shares of the Series A Convertible Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, cumulative dividends at the rate per annum of eight percent (8%) of the Liquidation Value (as defined below) (such dividends, the "Accruing Dividends"). Accruing Dividends shall accrue from day to day, whether or not earned or declared, and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and shall be cumulative. Holders of such shares of Series A Convertible Preferred Stock shall receive all Accruing Dividends, accrued and unpaid as of February 26, 2003, in three equal installments, with the first such installment payable within 20 business days after February 27, 2003, the second such installment payable on February 27, 2004 and the third such installment payable on February 27, 2005. Except as provided in section 2, 3, 5 and 6, the Corporation shall be under no obligation to pay such Accruing Dividends unless so declared by the Board of Directors.

     (c) Common Stock Dividends. If the Corporation declares or pays a dividend upon the Common Stock payable in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) (a "Common Stock Dividend"), then prior to paying any dividend on the Common Stock, the Corporation will pay to the holders of the Series A Convertible Preferred Stock at the time of payment thereof the Common Stock Dividends which would have been paid on the shares of Common Stock therefore issuable upon conversion of the Series A Convertible Preferred Stock been converted immediately prior to the date on which a record is taken or such Common Stock Dividends, or, if no records is taken, the date as to which the record holders of Common Stock entitled to such dividends are to be determined.

     3. Liquidation Dissolution and Winding-up

     (a) Liquidation. Subject only to the prior rights of the holders of the Senior Securities, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Convertible Preferred Stock shall be paid an amount equal to $2.50 per share (such amount, as it may be adjusted from time to time give effect to any stock split or combination, recapitalizations or other similar event, the "Liquidation Value") plus, in the case of each share, an amount equal to dividends accrued but unpaid thereon, computed to the date payment thereof is made available, and before any payment shall be made to the holders of any shares of Class B Preferred Stock or any other shares of capital stock of the Corporation ranking on liquidation junior to the Series A Convertible Preferred Stock, such amount payable with respect to one share of Series A Convertible Preferred Stock being sometimes referred to as the "Series A Liquidation
Preferred  Payment"  and with  respect  to all  shares of  Series A  Convertible
Preferred Stock being sometimes referred to as the "Series A Liquidation Preferred Payments." Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no payments in respect of any Series A Liquidation Preferred Payment shall be made to the Purchasers or any other holders of Series A Convertible Preferred Stock unless and until the holders of all outstanding shares of the Corporation's 8% Series C convertible preferred stock (constituting the only Senior Securities) shall have received payment in full, at the rate of $50,000 per share plus accrued dividends thereon, on all outstanding shares of such Senior Securities. If, upon any liquidation, dissolution, or winding up of the Corporation, the assets to be distributed to the holders of the Series A Convertible Preferred Stock shall be insufficient to permit payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Corporation available for distribution to holders of the Series A Convertible Preferred Stock shall be distributed to such holders of the Series A Convertible Preferred Stock pro rata.

     (b) Upon any liquidation, dissolution or winding up of the Corporation immediately after the holders of Senior Securities, the holders of Series A
Convertible Preferred Stock and the holders of any class of preferred stock ranking junior to the Series A Convertible Preferred Stock have been paid in full pursuant to Subsection 3(a) above, the remaining net assets of the Corporation available for distribution shall be distributed among the holders of the shares of the Common Stock, and, if such liquidation, dissolution or winding up occurs prior to February 27, 2003, the holders of the shares of Series A Convertible Preferred Stock pro rata in an amount per share as would have been payable had each share of Series A Convertible Preferred Stock been converted to Common Stock pursuant to section 5 immediately prior to such liquidation, dissolution or winding up.

     Written notice of such liquidation, dissolution or winding up, starting a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by facsimile transmission to non-U.S. residents, not less than 20 days prior to the payment date state therein, to the holders of record of Series A Convertible Preferred Stock, such notice to be addressed to cash such holder at its address as shown by the records of the Corporation.

     Each of (i) the consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (except a consolidation or merger into a Subsidiary or merger in which the Corporation is the surviving Corporation and the holders of the Corporation's voting stock outstanding immediately prior to the transaction), (ii) sale or transfer by the Corporation of all or substantially all its assets, or (iii) sale or transfer by the Corporation's stockholders of capital stock representing a majority of the voting power at elections of directors of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this section 3 and the holders of the Series A Convertible Preferred Stock shall be entitled to receive the payment from the Corporation of the amounts payable with respect to the Series A Convertible Preferred Stock upon a liquidation, dissolution or winding up the Corporation under this section 3; provided, however, if the consideration per share receivable by the holders of the Series A Convertible Preferred Stock upon the occurrence of any of the events set forth in clauses (i), (ii) or (iii) above (as determined in good faith by an investment banking firm mutually agreed upon by the Board of Directors of the Corporation and the holders of at least sixty percent (60%) in interest of the then outstanding shares of Series A Convertible Preferred Stock) if the provisions of section 5(g) were to be applicable) is equal to or greater than $5.50 (as adjusted for any stock split, subdivision, reclassification or similar event), no liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this section 3 shall be deemed to have occurred and the provisions of section 5(g) shall, in fact, apply. Whenever any distribution provided for in this section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by an investment banking firm mutually agreed upon by the Board of Directors of the Corporation and the holders of at least sixty percent (60%) in interest of the then outstanding shares of Series A Convertible Preferred Stock. In the event of a consolidation or merger pursuant to clause (i) of this section which results in the exchange of outstanding shares of the Corporation for securities of another entity or entities, the Series A Liquidation Preference Payment shall be paid in the same such securities.

     4. Restrictions. At any time when at least 25% of the shares of Series A Convertible Preferred Stock issued pursuant to the Purchase Agreement (as defined in Section 8(a) below) remain outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without the written consent of the holders of at least sixty (60%) in interest of the then outstanding shares of Series A Convertible Preferred Stock given in writing or by vote at a meeting consenting or voting (as the case may be) separately as a series, the Corporation will not:

     (a) Consent to any liquidation, dissolution or winding up of the Corporation or merge or consolidate with or into, or permit any Subsidiary to merge or consolidate with or into, any other corporation, corporations, entity or entities (except a consolidation or merger into a Subsidiary or merger in which the Corporation is the surviving corporation and the holders of the Corporation's voting stock outstanding immediately prior to the transaction constitute a majority of the holders of voting stock outstanding immediately following the transaction);

     (b) Sell, abandon, transfer, lease or otherwise dispose of all or substantially all of its properties or assets;

     (c)  Amend,   alter  or  repeal  any  provision  of  its   Certificate   of
Incorporation or By-laws in a manner adverse to holders of the Series A Convertible Preferred Stock;

     (d) Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible
Preferred Stock as to dividends and the distribution of assets or the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of Series A Convertible Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series A Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

     (e) In any manner amend,  alter or change the  designations  or the powers,
preferences  or  rights,   privileges  or  the  restrictions  of  the  Series  A
Convertible Preferred Stock adversely;

     (f) Purchase or redeem, or set aside any sums for the purchase or redemption of, or pay any dividend or make any distribution on, any shares of stock other than the Series A Convertible Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock or pursuant to Section 2(a) above.

     5. Conversion. The holders of shares of Series A Convertible Preferred Stock shall have the following conversion rights:

     (a) Automatic Conversion. Unless earlier converted and in accordance with the procedures and subject to the terms and conditions set forth in this Section 5, subject to the terms and conditions set forth below in this Section 5(a), all the outstanding shares of Series A Convertible Preferred Stock shall automatically convert, without any further action by the Corporation or by the holders of the Series A Convertible Preferred Stock, into shares of Common Stock at the Conversion Price per share specified in Section 5(b) below on the date (the "Automatic Conversion Date") that a registration statement registering for sale shares of Common Stock of the Corporation is declared effective by the Securities and Exchange Commission (the "Initial Public Offering") under the Securities Act of 1933, as amended (the "Securities Act"). Notwithstanding the foregoing, the provisions of this Section 5(a) shall only be applicable, if the following conditions are met:

          (i) On or prior the Automatic Conversion Date, the Corporation shall have paid to the holders of the Series A Convertible Preferred Stock all Accruing Dividends which shall have accrued and be unpaid for all periods through and including February 28, 2003; it being understood and agreed that such Accruing Dividends are hereby fixed at $2,800,000. The Corporation shall have the right, at its sole option, to pay all any part of such Accruing Dividends either in cash or in the form of additional shares of Common Stock, or any combination thereof. To the extent that Accruing Dividends shall be paid in shares of the Corporation's Common Stock, each such share shall be valued at the initial price per share that shares of Common Stock are offered to the public in the Initial Public Offering (the "Initial Per Share Offering Price").

          (ii) In the event that the Initial Public Offering and the Automatic Conversion Date shall occur at any time after March 31, 2000, the provisions of this Section 5(a) shall only be applicable if, in connection with such Initial Public Offering (A) the Initial Per Share Offering Price shall be equal to or in excess of $5.50 per share, and (B) the gross proceeds of such Initial Public Offering shall be equal to or in excess of $15,000,000.

     (b) Conversion Price. The shares of Series A Convertible Preferred Stock to be converted into Common Stock pursuant to the provisions of this Section 5, shall, subject to adjustment as hereinafter provided, be initially convertible into that number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number or shares of Series A Convertible Preferred Stock so to be converted by the then applicable Liquidation Value and
(ii) dividing the result by a price (the "Conversion Price") which shall be equal to the lesser of (A) $2.50 per share, or in case an adjustment of such price has taken place pursuant to the further provisions of this section 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Convertible Preferred Stock are surrendered for conversion, or (B) unless previously converted into Common Stock, seventy (70%) of the Initial Per Share Offering Price in the Initial Public Offering.

     (c) Right to Convert. Subject to the terms and conditions of this Section 5, the holder of any share or shares of Series A Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amounts distributable on the Series A Convertible Preferred Stock) into fully paid and nonassessable shares of Common Stock, at the Conversion Price then in effect.. Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank, to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) to which the certificate or certificates for shares of Common Stock shall be issued.

     (d) Issuance of Certificates: Time Conversion Effected. Promptly after the receipt of the written notice referred to in section 5(c) and surrender of the certificate or certificates for the shares or shares of Series A Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stocks hall be issuable upon such conversion shall be deemed to have become the holder or holders or record of the shares represented thereby.

     (e) Fractional Shares: Dividends: Partial Conversion. No fractional shares shall be issued upon conversion of Series A Convertible Preferred Stock into

Common Stock. Subject to the provisions of section 3(a), at the time of each conversion, the Corporation shall at its option: (i) pay in cash an amount equal to all dividends accrued and unpaid on the shares of Series A Convertible
Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take a place as provided in section 5(d), or (ii) provide to such holder a certificate representing a number of shares of Common Stock equal to the quotient of all dividends accrued and unpaid on the shares of Series A Convertible preferred Stock so surrendered divided (x) by the fair market value of one share of Common Stock, as determined in good faith by an investment banking firm mutually agreed upon by the Board of Directors of the Corporation and the holders of at least sixty percent (60%) in interest of the then outstanding shares of Series A Convertible Preferred Stock, or (y) in the event of a conversion in connection with a public offering of Common Stock, by the price per share paid by the public for such Common Stock. In case the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would except for the provisions of the first sentence of this section 5(e), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by an investment banking firm mutually agreed upon by the Board of Directors of the Corporation and the holders of at least sixty percent (60%) in interest of the then outstanding shares of Series A Convertible Preferred Stock, and based upon the aggregate number of shares of Series A Convertible Preferred Stock surrendered by any one holder.

     (f) Adjustment of Conversion Price Upon Issuance of Common Stock. The provisions of this Section 5(f) shall be subject to the full-rachet anti-dilution price provisions set forth in Section 5(p) below. Except as provided in sections 5(e) and 5(g), if any whenever the Corporation shall issue or sell, or is, in accordance with subsections 5(f)(1) through 5(f)(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale (such number being appropriately adjusted to reflect the occurrence of any event described in section 5(h), then, forthwith upon such issue or sale, the Conversion Price shall be reduced, concurrently with such issue, to a price determined by dividing (i) an amount equal to the sum of (A) the number of Common Stock outstanding immediately prior to such issue or sale multiplied by the number of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and (B) the consideration, if any, received by the Corporation upon such issue or sale, by
(ii) the total number of Common Stock outstanding immediately after such issue or sale; provided, however, that, for the purpose of this subsection 5(f), all shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding, and immediately after any additional shares of Common Stock are deemed issued pursuant to subsection 5(f)(1) or 5(f)(2), such additional shares of Common Stock shall be deemed to be outstanding.

     For purposes of this section 5(f), the following subsections 5(f)(1) to 5(f)(7) shall also be applicable:

          (1) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to, subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subsection 5(f)(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

          (2) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion of exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion of exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subsection 5(f)(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this section 5(f), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

          (3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 5(f)(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsection 5(f)(1) or 5(f)(2), or the rate at which Convertible Securities referred to in subsection 5(f)(1) or 5(f)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

          (4) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for the issue of stock dividends or distributions upon the outstanding Common Stock for which adjustment is made pursuant to section 5(h). Options or convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distributions shall be deemed to have been issued or sold without consideration.

          (5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common
     Stock, Options or Convertible Securities shall be issued or sold for consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by an investment banking from mutually agreed upon by the Board of Directors of the Corporation and the holders of at least sixty percent (60%) in interest of the then outstanding shares of Series A Convertible Preferred Stock, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

          (6) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscript for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividends or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

          (7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this section 5(d).

     (g) Certain Issues of Common Stock Extended. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance of (i) shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock and (ii) the Reserved Employee Shares (as defined in section B hereof).

     (h) Subdivision or Contribution of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     (i) Reorganization or Reclassification. If any reorganization, reclassification, recapitalizations, consolidation, merger, sale of all or substantially all of the Corporation's assets or other similar transaction (any such transaction being referred to herein as an "Organic Change") shall be effected in such away than holders of Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then as a condition of such Organic Change, lawful and adequate provisions shall be made whereby by each holder of a shares or shares of Series A Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of or in addition to, as the case may be, the shares of Common Stock immediately therefore receivable upon the conversion of such share or shares or Series A Convertible Preferred Stock, such shares or stock, securities or assets as may be issued or payable with respect to or in exchange or a number of outstanding shares of each Common Stock equal to the number of shares of such Common Stock immediately therefore receivable upon such conversion had such Organic Change not taken place, and in any case of a reorganization or reclassification only appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as neatly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

     (j) Notices of Adjustment. Upon any adjustment of the Conversion Price, then and in each such case Corporation shall give written notice thereof by first class mail postage prepaid, or by facsimile transmission to non-US residents, addressed to each older of shares or Preferred Stock at the address of such holder as shown on the books of the Corporation, which notes shall state the Conversion Price resulting from such adjustment setting forth in reasonable detail the method upon which such calculation is based.

     (k) Other Notices. In case at any time:

          (8) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

          (9) the Corporation shall offer the subscription pro rata to the holders of its common Stock any additional shares of stock of any class or other rights;

          (10) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entitles; or

          (11)  there  shall  be  a  voluntary   or   involuntary   dissolution,
     liquidation or winding up of the Corporation;

then in any one or more of said cases, Corporation shall give, by first class mail, postage prepaid, or by facsimile transmission to non-US residents, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up. At least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

     (l) Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

     (m) No Reissuance of Series A Convertible Preferred Stock. Shares of Series A Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

     (n) Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series A Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Convertible Preferred Stock which is being converted.

     (o) Closing of Books. The Corporation will at no time close its transfer books against the transfer of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable laws.

     (p) Full Rachet Price Adjustment. From and after the date of issuance of the Series A Convertible Preferred Stock and prior to such date as the Corporation shall on a cumulative basis (measured from the date of issuance of the Series A Convertible Preferred Stock) have received aggregate gross proceeds of $10,000,000 or more in connection with one or more sales of shares of any class or series of its capital stock or notes convertible into shares of capital stock, whether pursuant to the registration requirements of the Securities Act of 1933, as amended, or any exemption from such registration requirements, if the Corporation shall issue or sell, or is, in accordance with subsections 5(f)(1) through 5(f)(7) above, deemed to have issued or sold, any shares of Common Stock for a consideration per share which shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale (such number being appropriately adjusted to reflect the occurrence of any event described in section 5(h)), then, forthwith upon such issue or sale, the Conversion Price shall be reduced, concurrently with such issue, to the low consideration price per share. The provisions of this Section 5(p) shall not be applicable to the issuance of shares of Common Stock (A) in connection with any stock option or stock purchase plan provided to employees or agents of the Corporation, or (B) in connection with the acquisition of any shares of capital stock, assets, properties or businesses of any unaffiliated third person, firm or corporation, for such consideration as the Board of Directors of the Corporation deems to fair and reasonable to the Corporation, and not otherwise in violation of the provisions of this Certificate of Incorporation.

     (q) Definition of Common Stock. As used in this section 5, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.001 per share, as constituted on the date of filing of these terms of the Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series A Convertible Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subsection 5(i).

     6. Redemption. The shares of Preferred Stock shall be redeemed as follows:

     (a) Optional Redemption.

          (1) With the approval of the holders of at least sixty percent (60%) in interest of the then outstanding shares of Series A Convertible
     Preferred Stock, one or more holders of shares of Series A Convertible Preferred Stock may, by giving notice (the "Notice") to the Corporation at any time after February 26,2003 require the Corporation to redeem all of the outstanding Series A Convertible Preferred Stock which, at the Corporation's sole election shall be redeemed either (A) in three equal installments, with one-third of the Series A Convertible Preferred Stock then held by all such holder redeemed on the First Redemption Date (the "Second Redemption Date") and the remainder of the Series A Convertible Preferred Stock then held by all such holders redeemed on the second anniversary of the First Redemption Date (the "Third Redemption Date") or
     (B) all at one time (the "Immediate Redemption"), in which ease all then remaining rights of the holders of the then outstanding shares of Series A Convertible Preferred Stock shall terminate as of the Immediate Redemption Date (as defined below). Upon receipt of the Notice, the Corporation will so notify all other persons holding Series A Convertible Preferred Stock. After receipt of the Notice, the Corporation shall fix the date for redemption for the First Redemption Date or the Immediate Redemption Date, as the case may be, shall occur within sixty (60) days after receipt of the Notice. All holders of Series A Convertible Preferred Stock shall deliver to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series A Convertible Preferred Stock or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the Series A Convertible Preferred Stock, duly endorsed for transfer to the Corporation (if required by it) on or before the First Redemption Date. The First Redemption Date, the Second Redemption Date and the Third Redemption Date are collectively referred to as the "Redemption Dates."

          (2) On or after February 26, 2008 (the "Call Redemption Date"), the Corporation may, at its option, redeem all, but not a part, of the outstanding Series A Convertible Preferred Stock.

     (b) Redemption Price and Payment. The Series A Convertible Preferred Stock to be redeemed on the Redemption Date, the Immediate Redemption

Date, as the case may be, shall be redeemed by paying for each share in cash an amount equal to the (a) Liquidation Value, plus (b) an amount equal to all dividends accrued and unpaid on each such share, such amount being referred to as the "Series A Redemption Price." Such payment shall be made in the installments required pursuant to Section 6(a) above on the application
Redemption Dates, in full on the Call Redemption Date or in full on the Immediate Redemption Date, as the case may be, to the holders entitled thereto,.

     (c) Redemption Mechanics. At least 20 but not more than 30 days prior to any Redemption Date, the Immediate Redemption Date or the Call Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation by first-class mail, postage prepaid, or by facsimile transmission to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series A Convertible Preferred Stock notifying such holder of the redemption and specifying the Series A Redemption Price, the Redemption Date, the Immediate Redemption Date or the Call Redemption Date and the place where said Series A Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at the address as shown by the records of the Corporation. From and after the close of business on the Redemption Date, the Immediate Redemption Date or the Call Redemption Date, unless there shall have been a default in the payment of the Series A Redemption Price, all rights of holders of shares of Series A Convertible Preferred Stock (except the right to receive the Series A Redemption Price) shall cease with respect to the shares for which payment is to be made at such Redemption Date, the Immediate Redemption Date or Call Redemption Date, as the case may be, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Convertible Preferred Stock on the Redemption
Date, the Immediate Redemption Date or the Call Redemption Date, are "insufficient" (as defined herein) to redeem the total number of outstanding shares of Series A Convertible Preferred Stock to be redeemed on such redemption date, the holders of shares of Series A Convertible Preferred Stock shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. Any shares of Series A Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein; provided, however, that such unredeemed shares which were otherwise subject to redemption on such Redemption Date, the Immediate Redemption Date or the Call Redemption Date shall be entitled to receive interest accruing daily with respect to the applicable Series A Redemption Price at the rate of 15% per annum. At any time thereafter when additional funds of the Corporation are legally available and not "insufficient" for the redemption of such shares of Series A Convertible Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above. As used herein, the Corporation's funds shall be deemed "insufficient" if immediately following any such redemption, the working capital of the Corporation would be less than $1,000,000.

     (d)  Redeemed or  Otherwise  Acquired  Shares to be Retired.  Any shares of
Series A Convertible Preferred Stock redeemed pursuant to this section 6 or otherwise acquired by the Corporation in any member whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series A Convertible Preferred Stock.

     7. Amendments. Except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by these terms of the Series A Convertible Preferred Stock by law or by the Restated Certificate of Incorporation, no provision of these terms of the Series A Convertible Preferred Stock may be amended, modified or waived in a manner adverse to the holders of the Series A Convertible Preferred Stock without the written counsel or affirmative vote of the holders of at least sixty percent (60%) in interest of the then outstanding shares of Series A Convertible Preferred Stock.

     8. Definitions. As used herein, the following terms shall have the following meanings:

     (a) The term "Purchase Agreement" shall mean the Series A Convertible Preferred Stock and the Common Stock Warrant Purchase Agreement dated as of February 24, 1998, between the Corporation and the Purchasers listed in Exhibit
1.01 thereto. As used herein, the term "Purchasers" shall mean the individuals and/or entities which shall have executed the Purchase Agreement and who are listed In Exhibit 1.01 thereto.

     (b) The term "Reserved Employee Shares" shall mean shares of Common Stock reserved by the Corporation from time to time for the exercise of options to purchase Common Stock granted to employees, consultants or non-employee directors (other than representatives of the holders of Preferred Stock) of the Corporation, not to exceed in the aggregate 1,236,018 shares of Common Stock (appropriately adjusted to reflect an event described in section 5(h) hereof).
The foregoing number of Reserved Employee Shares may be increased by vote or written consent of the holders of at least sixty percent (60%) in interest of the then outstanding shares of Series A Convertible Preferred Stock.

     (c) The term "Fair Market Value" shall man an amount equal to the fair market value of a share of Series A Convertible Preferred Stock (giving effect to the value of the rights and preferences of such shares as herein provided) determined as follows: an investment banking firm mutually agreeable to a majority in interest of the then outstanding shares of Series A Convertible Preferred Stock and to the Corporation shall calculate such value. In such case, the Corporation shall bear the costs and expenses of such investment banking firm. If an investment banking firm cannot be agreed upon within fifteen (15) days of undertaking such selection process, an investment banking firm chosen by sixty percent (60%) in interest of the then outstanding shares of Series A Convertible Preferred Stock and an investment banking firm chosen by the Corporation shall each calculate such value. In such case, each party shall bear the costs and expenses of the investment banking firm chosen by it. In the event the difference between such valuation is less than 20% of the higher valuation, then the Fair Market Value shall be deemed to be the average of such two valuations. In the event that the difference between such valuations is greater than 20% of the higher valuation, the two investment banking firms shall designate a third investment banking firm which shall select from the two valuations the valuation that such third firm determines to be closer to its own valuation, and the valuation so selected shall be considered the Fair Market Value. In such case, the costs and expenses of the third investment banking firm shall be borne equally by the parties.

     (d) The term "Subsidiary" or "Subsidiaries" shall mean any corporation, partnership, trust or other entity of which the Corporation and/or any of its other subsidiaries directly or indirectly owns at the time a majority of the outstanding shares or other equity interest of every class of equity security of such corporation, partnership, trust or other entity.

     FIFTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them an/or between this Corporation and its stockholders or any classofthem, any court of equitable jurisdiction within the Sstate of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of ay receiver or receivers appointed for this Corporation under the provisios of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     SIXTH: The original By-Laws of the Corporation were adopted by the incorporator. The Board of Directors shall have the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law.

     SEVENTH: To the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended, a Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breaches of fiduciary dutie as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by appicable law (1) for any breach of the directors' duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in a good faith or which involve intentional misconduct or a knowing violation of law, (3) under
Section 174 of the General Corporation Law of the State of Delaware, or (4) for any transaction from which the director derived any improper personal benefit. Neither the amendment or repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or adoption.

     EIGHTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Corporation shall advance expenses to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnificatinor advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

     The  Third  Amended  and  Restated   Certificate  of  Incorporation  herein
certified has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware."

     IN WITNESS WHEREOF, Ranch *1, Inc. has caused this corrected Third Amended and Restated Certificate of Incorporation to be signed and attested by the undersigned this 27th day of September, 1999.



                                          /S/ Sebastian Rametta
                                          -----------------------------------
                                          Sebastian Rametta,
                                          President and CEO